Exhibit 10.7
                               AMENDMENT NO. 2 TO
                   EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT

          AMENDMENT NO. 2 (the "Amendment"), dated as of June 9, 1999, to the Employment and Severance Benefits Agreement (the "Agreement"), dated as of April 28, 1996, as amended, between RICHFOOD HOLDINGS, INC. (the "Company") and JOHN
E. STOKELY (the "Employee").

         WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of June 9, 1999, among SUPERVALU INC., Winter Acquisition, Inc. and the Company (the "Merger Agreement"); and

         WHEREAS, it is essential that the Company be managed and operated efficiently and effectively through and until the Closing contemplated in the Merger Agreement, and that the Company retain its key management in the event that the Merger Agreement is terminated for any reason prior to the Closing; and

         WHEREAS, the Company wishes to provide an incentive to Employee to remain in the Company's employ through the Closing Date (as defined in the Merger Agreement) to help assure that the Company discharges its commitments to customers and that the change of ownership is effected smoothly.

         NOW, THEREFORE, in consideration of the premises, the parties hereto have agreed as follows:

          1. Amendment. Existing Section 8 is designated as Section 8(a) and the following paragraph is added as Section 8(b):

         Stay Bonus. If Employee remains in the employ of the Company through the Closing Date (as defined in the Agreement and Plan of Merger, dated as of June 9, 1999, among SUPERVALU INC., Winter Acquisition, Inc. and the Company), Employee shall receive a lump sum cash payment, in addition to all other amounts payable hereunder, of $1,500,000. Such payment will be made to the Employee at the Closing.

Except as specifically amended hereby, the Agreement remains in full force and effect in accordance with its terms.

         2. Miscellaneous. The Agreement as amended constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. No agreements or representations, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in the Agreement, as amended through the date hereof. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on its behalf, and Employee has duly executed this Amendment, all as of the date first written above.

                                   RICHFOOD HOLDINGS, INC.




                                   /s/ Albert F. Sloan
                                  -----------------------
                                   Albert F. Sloan
                                   Director and Chairman, Executive
                                   Compensation Committee





                                   JOHN E. STOKELY



                                   /s/ John E. Stokely
                                   -----------------------
                                   John E. Stokely